Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated August 15, 1997, April 25, 1997, September 12, 1997 and April 4, 1995 for Security Archives of Minnesota, Wellington Financial Services, Inc., Data Securities International, Inc. and Arcus Group, Inc. (formerly United Gas Holding Corporation), respectively, and to all references to our Firm included in this Form 8-K and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Arthur Andersen LLP

Minneapolis, Minnesota
Detroit, Michigan
San Jose, California
Houston, Texas
October 29, 1997